Exhibit 10.1(b)

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LICENSE AGREEMENT
AMENDMENT NUMBER ONE
This License Agreement Amendment Number One (the “Amendment”) is made as of January 15, 2014 (the “Amendment Effective Date”) by and between Neotope Biosciences Limited, a private limited company incorporated under the laws of Ireland with offices at 25-28 North Wall Quay, Dublin 1, Ireland (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).
RECITALS
WHEREAS, LICENSEE and UNIVERSITY have previously entered a license agreement effective November 4, 2013 (the “Agreement”);
WHEREAS, LICENSEE wishes to sublicense its rights under the Agreement to F. HOFFMANN-LA ROCHE LTD, a Swiss corporation with a principal place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”) and HOFFMANN-LA ROCHE INC., a New Jersey corporation with a principal place of business at 340 Kingsland Street, Nutley, New Jersey, U.S.A. 07110 (“Roche Nutley”, and together with Roche Basel, “Roche”);
WHEREAS, LICENSEE and Roche have entered into a separate research, development and commercialization agreement relating to Licensed Products and Patent Rights and other products and patent rights (the “Collaboration Agreement”);
WHEREAS, Roche wishes to enter into a Sublicense on terms that differ in some respects from the terms of the Agreement [***] and consistent with terms in the Collaboration Agreement; and
WHEREAS, LICENSEE and UNIVERSITY mutually desire to amend the Agreement to modify certain terms acceptable to Roche; such modifications are applicable only to the Roche Sublicense unless otherwise agreed between the parties;
NOW, THEREFORE, the parties agree as follows, effective as of the Amendment Effective Date:
TERMS AND CONDITIONS
1.    Section 1.2 of the Agreement shall be amended to read as follows:
“1.2 “Combination Product” means a single pharmaceutical formulation containing as its active ingredients both a Licensed Compound and one or more other therapeutically or prophylactically active ingredients or a combination therapy comprised of a Licensed Compound and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to a Licensed Product in this Agreement shall be deemed to include a Combination Product.
2.    Section 1.3 of the Agreement shall be amended to add the following sentence:
“Notwithstanding the foregoing, the definition of Commercially Reasonable Efforts during the term of the Collaboration Agreement shall be as set forth in Schedule 1.3.”

3.	Section 1.7 of the Agreement shall be amended to add the following paragraph:
“Notwithstanding the foregoing, with respect to Licensed Products sold by Roche, its affiliates or sublicensees during the term of the Collaboration Agreement, the foregoing provisions of this Section 1.7 shall not apply and instead the terms set forth in Schedule 1.7 shall apply.”

4.	Article 1 of the Agreement shall be amended to add the following sections:
“1.15    “Collaboration Agreement” means the License, Development, and Commercialization Agreement between LICENSEE and Prothena Biosciences Inc, on the one hand, and Roche, on the other hand, dated December 11, 2013.”
1.16     “Roche” means F .Hoffman-La Roche Ltd and Hoffmann-La Roche Inc.”
5.    Section 2.2(b)(iii) of the Agreement shall be amended to add the following sentence:
“For the avoidance of doubt, LICENSEE shall have no obligation to provide UNIVERSITY with a copy of any sublicense entered into between Roche and its Affiliates or subcontractors. The obligation to provide UNIVERSITY with a copy of any sublicense with a non-affiliated third party for the commercial development of Licensed Products shall remain.”
6.    Section 2.2(b)(iv) of the Agreement shall be amended to add the following sentence:
“For the avoidance of doubt, LICENSEE shall have no obligation to collect payments from any sublicensee of Roche. The obligation to guarantee such payments shall remain a provision of the Agreement.”

7.	Section 3.2(b) of the Agreement shall be amended to read as follows:
“If LICENSEE should reasonably believe it may fail to meet any of its obligations specified in Paragraph 3.2(a)(iii)-(iv) or 3.2(d), as applicable, and provides

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UNIVERSITY with notice of its concern at least [***] months prior to the relevant date of such obligation, LICENSEE and UNIVERSITY shall enter into good faith negotiations to amend this Agreement to extend the dates or otherwise modify the conditions for satisfaction of such obligations.”
8.    Section 3.2(c) of the Agreement shall be amended to read as follows:
“If LICENSEE fails to perform its obligations specified in Paragraph 3.2(a)(i)-(ii) or 3.2(d), as applicable, or the negotiations pursuant to Paragraph 3.2(b) fail to result in an amendment to this Agreement and LICENSEE fails to perform any of its obligations specified in Paragraphs 3.2(a)(iii)-(iv) or 3.2(d), as applicable, then UNIVERSITY shall have the right and option to terminate this Agreement. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.”
9.    Section 3.2 of the Agreement shall be amended to add new Section 3.2(d) as follows:

“(d)	Notwithstanding the foregoing, during the term of the Collaboration Agreement, Roche’s and LICENSEE’s and its Affiliates’ obligations of due diligence shall be subject to Schedule 3.2(d).”
10.     Article 4 of the Agreement shall be amended to add the following introductory paragraph:
“Except with respect to activities performed pursuant to the Collaboration Agreement during the term of the Collaboration Agreement, Sections 4.1, 4.2 and 4.3 shall apply. In the case of activities performed pursuant to the Collaboration Agreement, the provisions set forth in Schedule 4 shall apply.”

11.    Schedules 1.3, 1.7, 3.2(d) and 4 appended hereto as Exhibits A, B, C and D respectively, shall be added to the Agreement.
12.    Except as modified herein, the Agreement remains in full force and effect and is hereby incorporated by this reference. Capitalized terms not otherwise defined herein shall have the meanings contained in the Agreement.

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Accepted and Agreed:

NEOTOPE BIOSCIENCES LIMITED	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Shane Cook By: /s/ Jane C. Moores

Name:	Shane Cooke Name: Jane C. Moores, Ph.D

Title:	Director Title: Assistant Vice Chancellor, Technology Transfer

Date:	17 January 2014 Date: 1/14/14

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EXHIBIT A
Schedule 1.3
Commercially Reasonable Efforts by Roche
“Commercially Reasonable Efforts” means such level of efforts required to carry out such obligation in a sustained manner consistent with the efforts that Roche devotes at the same stage of development or commercialization, as applicable, for its own internally developed pharmaceutical products in a similar area with similar market potential, at a similar stage of their product life taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure involved, the anticipated profitability of the product and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations. The parties acknowledge that Roche (and its Affiliates) does not always seek to market its own products in every country or seek to obtain regulatory approval in every country or for every potential indication. [***]

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EXHIBIT B
Schedule 1.7
Net Sales Definition Applicable to Roche
“Net Sales” means, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period: (a) a lump sum deduction of [***] in lieu of those deductions that are not accounted for on a Licensed Product-byLicensed Product basis, including without limitation freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties; (b) uncollectible amounts accrued during such period based on [***] in accordance with the then-currently used IFRS in the calculation of Sales of such Licensed Product for such period; and (c) government mandated fees and taxes (excluding income or franchise taxes) and [***] in accordance with the then-currently used IFRS in the calculation of Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with [***]. For clarity, any given deduction shall be taken only under one of subsections (a) and (b), and only once in calculating Net Sales.
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“Sales” means, for a Licensed Product in a particular period, the sum of (a) and (b) below:
(a)    The amount [***] with respect to such Licensed Product for such period [***]. This amount reflects the [***] taken in accordance with the then-currently used IFRS. By way of example, the gross-to-net deductions taken in accordance with IFRS as of the Effective Date include the following:
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For clarity, any given deduction shall be taken only under one of subsections (i) through (v), and only once in calculating Sales. For purposes of clarity, sales by Roche and its Affiliates to any sublicensees that are not Affiliates of Roche shall be excluded from “Sales”, unless such sublicensees are end users of such Licensed Product.
(b)    For sublicensees that are not Affiliates of Roche and not end users of such Licensed Product [***], the sales amounts in the Territory reported to Roche and its Affiliates in accordance with [***]. For purposes of clarity, [***].

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EXHIBIT C
Schedule 3.2(d)
Due Diligence Obligations During Term of Collaboration Agreement
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EXHIBIT D
Schedule 4
Reports, Records and Payments under Roche Sublicense

4.1	Royalty Accounting and Reporting.
(a)    Timing of Payments. Roche shall calculate royalties on Net Sales quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales to LICENSEE within [***] after the end of each Accounting Period in which such Net Sales occur. LICENSEE shall pay UNIVERSITY an amount equal to such royalties received within [***] after receipt of such royalties from Roche.
(b)    Currency Conversion. When calculating the Sales by Roche of any Licensed Product that occur in currencies other than the Payment Currency, Roche and LICENSEE shall convert the amount of such Sales into Swiss Francs and then into the Payment Currency using Roche’s then-current internal foreign currency translation method actually used on a consistent basis in preparing its audited financial statements (at the Effective Date, YTD average rate as reported by Reuters).
(c)    Royalty Reporting. Within [***] after the end of each Accounting Period, Roche shall provide to LICENSEE for such Accounting Period, on a Licensed Product-by-Licensed Product and country-by-country basis, a written report with the following information, [***]:
(i)    the gross amount invoiced in Swiss Francs;
(ii)    Sales in Swiss Francs, and the specific deductions applied in the calculation of Sales pursuant to Schedule 1.7;
(iii)    Net Sales in Swiss Francs, and the specific deductions applied in the calculation of Net Sales pursuant to Schedule 1.7;
(iv)    exchange rate used for the conversion of Net Sales from Swiss Francs to the Payment Currency;

(v)	Net Sales in the Payment Currency;

(vi)	total royalty payable in the Payment Currency.
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4.2    Late Payment. Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [***] percentage points above the average one-month Euro Interbank Offered Rate, as reported by Reuters from time to time, calculated on the number of days such payment is overdue.
4.3    Currency and Method of Payment. Royalties on Net Sales and all other amounts payable by Roche under this Agreement shall be paid by Roche in Dollars (the “Payment Currency”) to account(s) designated by LICENSEE.

4.4	Records & Audits.
(a)    Roche shall keep, and shall require its Affiliates and sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and sublicense fees received under this Agreement in sufficient detail to permit the other Party to confirm the accuracy of calculations of all payments made under this Agreement. Such records shall be retained by Roche for at least [***] following a given reporting period.
(b)    At the expense of LICENSEE, LICENSEE has the right to engage an internationally recognized independent public accountant (which shall not be deemed to be limited to the “Big Four” accounting firms) reasonably acceptable to Roche to perform, on behalf of LICENSEE, an audit of such books and records of Roche and its Affiliates, that are deemed necessary by the independent public accountant for the period or periods requested by the auditing Party and the correctness of any financial report or payments made under this Agreement. Upon timely request and at least [***] prior written notice from LICENSEE to Roche, such audit shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities, and shall be limited to results in the [***] prior to audit notification. Such audit shall not be performed more frequently than [***]. All information, data, documents and abstracts herein referred to shall be used only for the purpose of verifying reports and payments made, and shall be treated as Roche’s confidential information.

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